UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2014

CANNLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-155318	20-5337455
(State or other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation or	Number)	Identification No.)
Organization)

3888 E. Mexico Ave., Suite B50

Denver, CO 80210

(Address of principal executive offices) (Zip Code)

(303) 309-0105

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2014, SpeedSport Branding, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) in order to (i) change its corporate name to “CannLabs, Inc.” (ii) increase the number of shares of common stock that it is authorized to issue from 100,000,000 shares to 200,000,000 shares and (3) effect a forward split of all of its outstanding shares of common stock at a ratio of seven (7) for one (1). The name change, increase in authorized capital and the forward split were approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders have given their written consent to such action. The record date for the Forward Split is June 12, 2014.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNLABS, INC.

Date: June 12, 2014	By:	/s/ Roy C. Montgomery
Roy C. Montgomery Chief Executive Officer and Chief Financial Officer